UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment

No.                               )

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NABORS INDUSTRIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NABORS INDUSTRIES LTD. 2022 Proxy Supplement 1

NABORS.COM Shareholder Outreach, Feedback and Nabors’ Responsiveness 2

NABORS.COM • Following our 2021 Annual Meeting, the Compensation Committee Chair and Lead Director reached out to investors to understand their feedback regarding the company’s executive compensation practices, ESG policies and any other topics they wished to discuss . • Shareholders contacted represent ~ 54 % of outstanding shares, and over 82 % of investors opposing Say - on - Pay in 2021 : ‒ Meetings were held with every investor who accepted our invitation to engage, representing over 35 % of outstanding shares and approximately 62 % of investors opposing Say - on - Pay at our 2021 Annual Meeting . ‒ The remaining investors either declined the opportunity to meet or did not respond to our multiple outreach attempts ; among these investors, all voted against our 2021 Say - on - Pay proposal . We continue to invite them to engage . • Overall, feedback addressed ESG issues more than compensation issues . The summary of Nabors’ outreach efforts and findings were also shared with the two major proxy advisory firms . The entirety of feedback from our conversations is described on the following slides, including constructive suggestions . • The shareholders we spoke with indicated that the primary reason they voted against our Say - on - Pay proposal was due to the quantum of CEO pay . To address their concerns, we reduced CEO total compensation by restructuring the equity awards program . • Shareholders offered positive feedback on the revisions we made to the compensation program over the past 2 years, on our substantial progress in environmental, sustainability, diversity and energy transition activities, and on our improved disclosure plus extensive outreach efforts . 3 Our Approach to Shareholder Outreach in 2021

Investor Feedback on ESG and Nabors' Response

In nearly all of our conversations with shareholders, they were primarily focused on understanding our approach to E&S initiatives more than any other topic

What We Heard	Action Taken Based on Shareholder Feedback	Outcome
• **Continue inclusion of ESG metrics as part of CEO performance goals**	✓ New CEO compensation criteria around GHG emissions intensity, diversity throughout management, and safety were 98.3% achieved in 2021 ✓ Provided enhanced disclosure on employee diversity and achieved targets of 50% diversity representation at the supervisor level and 57% at the manager level (see pages 5 and 38 of the Proxy Statement)	✓ *Ongoing use of ESG metrics in CEO pay plan implemented in 2021, will continue in 2022*
• **Increase disclosure on E&S goals, disclosure, oversight and targets**	✓ Adopted the Task Force for Climate-Related Financial Disclosure (TCFD) framework for reporting ✓ Established a comprehensive energy transition strategy to leverage opportunities in new areas including hydrogen and geothermal ✓ Reduced Scope 1 and Scope 2 GHG emissions intensity in the U.S. by ~10% and 5%, respectively, beating the 5% emissions intensity reduction target ✓ In addition, introduced software to customers to assist in their emission reductions	✓ *Strong achievements in 2021, rigorous goals set looking ahead*
• **Enhance Board composition with respect to diversity and improve related disclosure**	✓ Diversity has been and continues to be a core component of the Board's refreshment and succession planning efforts, as demonstrated by the 2 most recent director appointments ✓ Ongoing active review of Board composition and representation of female and diverse candidates with various skill sets	✓ *The Board is committed to prioritizing gender diversity in future refreshment*
• **Consider using additional E&S metrics in the context of ESG agenda**	✓ Metrics used by major ESG rating agencies and frameworks used by investors were carefully considered in changes made over 2020 and 2021 ✓ In 2021, ESG-related compensation metrics for the CEO included reduction in U.S. GHG emissions intensity, achieving diversity targets within company management, and safety targets; the Compensation Committee believes these metrics were robust and comprehensive	✓ *The Compensation Committee continues to evaluate potential ESG metrics in future target setting processes*
• **Provide additional disclosure on investor outreach and integration of feedback**	✓ In 2021, the Company conducted a comprehensive Board-led shareholder outreach exercise, which is detailed in the letter from our Compensation Committee Chair on page 28 of the Proxy Statement as well as the Shareholder Engagement section on page 31	✓ *Extensive disclosure around feedback and company responsiveness included in public filings*

NABORS

NABORS.COM 4

Investor Feedback on Compensation and Nabors' Response

The Board's Compensation Committee is highly focused on understanding and acting upon shareholder feedback and has proven responsive on all feedback provided by shareholders to date

What We Heard	Action Taken Based on Shareholder Feedback	Outcome
• **Reduce C-Suite total compensation**	✓ Restructured the equity awards program over the past two years resulting in a meaningful reduction to total direct compensation (down 48% in 2021 from 2020)	✓ *Right-sized C-Suite total compensation*
• **Establish multi-year goal setting**	✓ After reviewing feedback received, the Compensation Committee has decided, for competitive reasons, to set and disclose annual goals tied to multi-year business objectives ✓ CEO compensation includes an LTI component tied to relative three-year TSR performance, representing a significant incentive for management compensation in relation to multi-year company performance	✓ *Strong achievements in 2021, rigorous goals set looking ahead* ✓ *Compensation Committee continues to evaluate options for multi-year goals*
• **Provide greater transparency into target setting process and more disclosure on compensation evolution over time**	✓ New independent compensation consultant onboarded in 2021 to evaluate pay program with fresh perspective ✓ Compensation Committee established three core values to guide its process to further evolve the program: 1. Right-size C-suite compensation and maintain competitive pay across the organization to attract and retain highly talented employees 2. Ensure goals and compensation are aligned with long-term time horizons that reward superior corporate performance 3. Set targets and goals that reflect an increased commitment to ESG metrics ✓ 2021 disclosure describes extensively how major milestones relating to our pre-determined compensation goals have been achieved, especially around ESG, de-levering, improving profitability and technology leadership (see page 29 in proxy)	✓ *Enhanced all around program transparency*
• **Improve benchmark peer group**	✓ Completed thorough review of peer group and determined adjustments were appropriate to better reflect our business mix, international scale, and competitors for talent (see slides 8, 10 and 25 as well as page 32 of the Proxy Statement)	✓ *Expanded peer group from nine to fourteen companies for 2022*

NABORS

NABORS.COM 5

NABORS.COM 6 Overview of 2021 CEO Compensation Plan (1) Short - Term Long - Term Base Salary (Cash) Annual Cash Incentive (Cash) TSR Shares (Equity) Performance Share Units (Equity) Key Design Features Objective Pay Element (Component) ▪ Aligned with market levels of peers ▪ Threshold - based ▪ 100% focused on adjusted EBITDA ▪ No award earned unless threshold level performance is achieved ▪ Capped at target if absolute TSR is negative ▪ Based on three - year relative TSR ▪ No shares earned if relative performance is below peer group 25th percentile ▪ Earned based on achievement of performance goals set at or near grant date ▪ Shares only earned if performance criteria have been achieved ▪ Vests ratably over a three - year term subject to continued employment with the Company ▪ Annual targets linked to long - term strategic goals of the company ▪ Reward the skill and expertise our CEO contributes on a day - to - day basis ▪ Focus on efficient and profitable operations, preservation of shareholder value, improvement in competitive position and ability to further capitalize on opportunities for growth ▪ Adjusted EBITDA is a primary metric used by analysts for stock valuation ▪ Furthers alignment by placing significant annual compensation at risk ▪ Furthers shareholder alignment by tying significant compensation to achievement of strong relative total return performance over a multi - year period ▪ Furthers shareholder alignment by tying significant compensation to achievement of strategic objectives critical to long - term growth (1) 2021 goals were established in late 2020 based on then current business climate, when the extent of the pandemic - related downturn was indeterminate.

NABORS.COM 7 Right - Sizing CEO Compensation We have taken the following actions: • Restructured the equity awards program over the past two years resulting in a meaningful reduction to total direct compensation (down 48% in 2021 from 2020) • Peer group enhancements that better reflect the diverse and evolving nature of our business • Sought feedback through continued, proactive engagement with an increasing number of shareholders • Onboarded a new, independent compensation consultant to provide fresh perspective and insights Observations: Nabors remains committed to right - sized CEO compensation, and has taken numerous steps to deepen the program’s alignment with long - term shareholder value $ $1.8 $1.8 $1.6 $1.3 $1.8 $9.4 $9.9 $9.2 $12.9 $4.5 $1.5 $1.7 $1.6 $1.7 $2.2 0 4 8 12 16 2017 2018 2019 2020 2021 Salary Equity Cash Incentive $ in millions $12.6 $13.3 $12.3 $16.0 $8.4 CEO Compensation (1) (1) Excluding reported compensation from the following categories: Change in Pension Value, Nonqualified Deferred Compensation E arnings, and All Other Compensation.

CEO Compensation Aligned with Company Performance

Nabors' CEO compensation reflects strong alignment with company performance and is also in-line with peers (both the company's historical peer group and its current, updated peer group)

Nabors CEO Pay vs. Performance (previous peer set)(1)



100%
50%
0%
Performance
0%
50%
100%
Pay

Nabors CEO Pay vs. Performance (new peer set) (1)



100%
50%
0%
Performance
0%
50%
100%
Pay
= Nabors

Note on methodology: performance is defined as annualized 3-year total shareholder return (2019-2021), except for Noble Corporation and Valaris whose trading data only dates back to first half of 2021. Pay refers to CEO total compensation for 2021 as disclosed by companies. Ranking of companies including Nabors is based on a percentile basis. Sources are public filings and publicly available trading data.

(1) Peer group previously used consists of the following nine companies: Baker Hughes Company, Haliburton Company, Helmerich & Payne, National-Oilwell Varco, Patterson-UTI Energy, Schlumberger Limited, TechnipFMC, Transocean, and Weatherford International. New peer set used consists of the same group of nine companies, to which the following five companies were added: Expro Group Holdings, Flowserve Corporation, Noble Corporation, Precision Drilling Corporation and Valaris.

NABORS
NABORS.COM
8

NABORS.COM 9 Executive Pay is Highly Performance - Based (1) Assumes payout at maximum, and excludes Change in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Co mpe nsation, as such categories would be reflected in the Proxy Statement’s Summary Compensation Table. Executive compensation is substantially tied to performance and rewarded in equity to align Nabors’ executive team with shareholders 10% 20% 70% 14% 29% 57% CEO Compensation (1) CFO Compensation (1) 90% of CEO Compensation at Risk Salary Cash Incentive Equity Awards 86% of CFO Compensation at Risk

NABORS.COM 10 Thoughtful Process to Enhance Peer Group In 2021, we engaged a new, independent compensation consultant and undertook a thorough review of our Peer Group, leading to a revised group for 2022 that better reflects our evolving business We identified numerous potential adjustments to Nabors’ current peer group and candidates for the go - forward peer group 1. Publicly Traded Companies on U.S. Stock Exchanges 2. Business Screen Business / talent comparables (e.g., talent flow, targeted competencies) 3. Size and Scope Screen Target: 0.5x to 5.0x 4. Operational Screen Geographic and operational complexity considerations (e.g., % of revenue outside of U.S.) 5. Other Criteria Peer - of - peer, reverse peer We began with a broad perspective on the market to maximize representation We then screened for o Companies identified as potential competitors o Industry comparability o Comparability of size and scope o Similarities in stock return performance We reviewed each potential peer by maintaining comparability of Nabors to peers across key scope metrics We then established a final peer group composed of 14 companies (1) (1) Peer group consists of Baker Hughes Company, Expro Group Holdings, Flowserve Corporation, Haliburton Company, Helmerich & Pay ne, National - Oilwell Varco, Noble Corporation, Patterson - UTI Energy, Precision Drilling Corporation, Schlumberger Limited, TechnipFMC, Transocean, Valaris and Weatherford International. 1 3 5 2 4

NABORS.COM 11 Highly Engaged, Diverse and Independent Board Anthony G. Petrello John Yearwood James R. Crane John P. Kotts Michael C. Linn Anthony R. Chase Tanya S. Beder Independent Director since 2017 Committees: Audit; Technology & Safety; Compensation (Chair) Director since 1991 Committees: Executive (Chair) Independent Director since 2019 Committees: Compensation; ESG; Risk Oversight (Chair) Independent Director since 2012 Committees: Executive; Technology & Safety (Chair) Independent Director since 2012 Committees: ESG (Chair) ; Risk Oversight Lead Independent Director since 2010 Committees: Audit; ESG; Executive; Risk Oversight; Technology & Safety Independent Director since 2013 Committees: Audit (Chair) ; Compensation 14% 57% 29% Age 60-64 65-69 70-74 29% 14% 57% Tenure 1-5 yrs. 6-10 yrs. 10+ yrs. 86% 14% Gender Diversity Male Female 86% 14% Independence Independent Non-Independent 72% 14% 14% Race or Ethnicity Diversity White Black West Indian Islander Director Dashboard

NABORS.COM 12 Our Approach to Diversity Global Employee Diversity Since our CEO took the CEO Action for Diversity & Inclusion pledge, Nabors has redoubled its commitment to enhance diversity, equity & inclusion, including surpassing several internal goals regarding diverse hires and internal development North America 36% Africa & Middle East 30% Asia & Australasia 18% Latin America 13% Europe & Other 4% U.S. Employee Diversity White 61% Hispanic / Latino 25% Black 8% Asian 3% Other 3% We have taken the following actions: • Improved the diversity of the overall population of high potential performers through recruiting and internal development • Increased representation of women to 34% of our new hires in 2021, now comprising 20% of our G&A and Field Support workforce • Launched a 30+ person DEI Council • Enhanced our diversity - focused internship program – 75% of all interns hired were diverse and 56% were women; 25% of these interns were hired full time • Launched three new Employee Resource Groups (“ERGs”): Parents / Caregivers, United Nabors (multicultural inclusion) and Millennials • Enhanced proxy disclosure on Board refreshment and succession planning process in 2020 to emphasize focus on diversity • The two most recent Director appointments illustrate the Board’s commitment to diversity, and as vacancies occur continued diversity will be a key component of the process Observations:

NABORS.COM 13 Expanding ESG Initiatives In 2021, we continued to deepen our commitment to environmental sustainability amidst one of the most challenging operating environments in recent memory Environmental • Reduced Scope 1 and Scope 2 GHG emissions intensity in the U.S. by ~10% and 5%, respectively, beating rigorous targets set in 2020 • Leveraged data and monitoring to improve our approach to water management • Started utilizing the Task Force for Climate - Related Financial Disclosure (TCFD) framework for reporting • Introduced Nabors Energy Transition Solutions (NETS) to drive energy efficiency and emissions reductions • Sponsored Nabors Energy Transition Corp. to invest in sustainable energy resource businesses Social • Introduced the world’s first fully automated rig, PACE® - R801, which removes crews from redzone areas while delivering consistent and predictable drilling performance • Improved our Total Recordable Incident Rate to 0.41, significantly better than the IADC average of 0.57 and an 8 - point improvement over 2020 • Launched a DEI council along with three new Employee Resource Groups (Parents / Caregivers, United Nabors and Millennials) and increased representation of women to 34% of new hires Governance • Responded to all inquiries and prioritized shareholder feedback: – Reached out to shareholders representing over 82% of “no” Say - on - Pay votes at our 2021 Annual Meeting and held discussions with ~62% of investors opposing Say - on - Pay • Continued to develop and enhance our ESG strategy oversight: – enhanced Board’s ESG oversight process across all committees; – enhanced ESG report disclosure including on employee diversity and ESG targets – furthered overall ESG reporting, providing all stakeholders with the information they need • Made ESG enhancements to our executive compensation program

NABORS.COM Nabors’ Business Overview and Performance in Context 14

Nabors at a Glance

Leading provider of advanced technology for the energy industry. Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and sustainable energy production.

Primary Reportable Business Segments(1)

Business Segment	Segment Details	Revenue Mix
International Drilling	Present in major international oil and gas markets - 116 land-based and 17 offshore drilling rigs marketed	52%
U.S. Drilling	One of the largest land-based drilling fleets in U.S. - 188 land-based and 12 offshore drilling rigs marketed	32%
Drilling Solutions	Offers specialized drilling technologies, solutions and services that drive innovation and efficiency	8%
Rig Technologies	Manufactures and markets drilling-related equipment that is cementing Nabors' reputation in innovation	7%
Energy Transition	Initiatives in battery storage, carbon capture, and hydrogen; investments in three geothermal companies	--

Key Facts

- **Founded**: 1952
- **Ticker**: NBR (NYSE)
- **2021 Return(2)**: 39.3%
- **2021 Operating Revenue**: $2,017 million
- **2021 Sold Canada Drilling Assets:** Cash proceeds of $94 million
- **Headquarters**: Bermuda
- **Countries with Presence:** 20+
- **Employees(2)**:~10,700 (~7,000 international)

(1) Segments exclude other reconciling items.
(2) As of December 31, 2021.

NABORS

NABORS.COM 15

NABORS.COM 16 Global Presence with Complementary Business Lines U.S. • NDS services • Rig technology • 169 rigs in Lower 48 including 111 high spec; 44% utilization in 4Q’21 (67% for high spec) • 16 rigs in Alaska (19% utilization in 4Q’21) • 12 rigs offshore (25% utilization in 4Q’21) • 38% of operating rigs are running on highline power, natural gas or bi - fuel International • NDS services • Rig technology • 133 land - based drilling rigs in approximately 15 countries • 17 offshore rigs • 41 working rigs in Saudi Arabia; 50/50 JV with Saudi Aramco • 50/50 JV in Kazakhstan • Total utilization of 53% in 4Q’21 Countries with Nabors Presence Rest of World Russian operations are in conformity with all applicable sanctions and under continuing review

Significant Performance Improvement in 2021

2021 marked another year in which we continued to lead the industry in operational performance in the U.S. and internationally. Daily drilling margins outperformed in the Lower 48 and our industry-leading consolidated EBITDA[(1)] continued its steady increase since it bottomed during COVID-19 last year

Strong share price performance underpinned by robust execution, improving outlook and continued progress on priorities to generate free cash flow[(1)] and reduce net debt[(1)]



Stock strongly outperformed market in 2021
50%
25%
0%
39%
25%
19%
Nabors
SML
OSX

2021 Operational, Financial and Strategic Highlights

Performance excellence in the Lower-48
Scalable business that outpaced competition

Resilience leading to growth in our International segment
Strong international margins and rig counts

Improving outlook for our technology and innovation
Introduced industry's first fully-automated land rig

Progress on commitment to de-lever
Generated free cash flow[(1)] exceeding $300 million and reduced net debt[(1)] by more than $200 million

Leading in sustainability and the energy transition
Expanded focus with technology, investments, and SPAC sponsorship

(1) Please refer to the Appendix for an explanation of adjusted EBITDA, adjusted free cash flow and net debt.

NABORS

NABORS.COM 17

NABORS.COM $55 $33 $29 $32 $36 $39 $46 $52 $25 $14 $11 $15 $17 $18 $21 $26 4% 9% 14% 19% $- $20 $40 $60 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 2020 2021 Revenue Gross Profit % of NBR EBITDA 18 Significant Performance Improvement in 2021 (cont’d.) We continued to focus on net debt reduction, increased free cash flow, achieved superior TRIR versus the industry and improved our revenue and gross profit numbers over the course of 2021 (1) Please refer to the Appendix for an explanation of adjusted EBITDA, adjusted free cash flow and net debt. (2) Total Recordable Incident Rate is Total Number of Recordable Cases x 200,000 divided by total hours worked by all employees d uri ng the year. (3) International Association of Drilling Contractors 1.36 0.9 0 1 .00 0.98 0.72 0.57 0.49 0.41 - 0.5 1.0 1.5 2018 2019 2020 2021 IADC Nabors $3,863 $2,881 $2,487 $2,271 $- $1,000 $2,000 $3,000 $4,000 $5,000 Q1 2018 2019 2020 2021 Net Debt (1) Reduction ($mm) Resilient Free Cash Flow (1) through COVID - 19 ($mm) Superior TRIR (2) vs. IADC (3) NDS and Revenue Mix ($mm) $1.6bn Net Debt (1) reduction from previous high in 1Q 2018 $(41) $329 $184 $312 $(100) $- $100 $200 $300 $400 2018 2019 2020 2021 Nabors has maintained a lower TRIR than the IADC and continues to steadily improve Revenue and Gross Profit have continued to grow since 3Q 2020 COVID - 19 Highest contribution to consolidated earnings (1) (as a % of EBITDA) (1)

NABORS.COM Appendix 19

NABORS.COM 20 Annex A

NABORS.COM 21 Annex A (cont’d.)

NABORS.COM 22 Corporate Governance Best Practices Focus on Strong Governance x Independent Lead Director x Significant stock ownership across key executives x Annual director elections x Proxy access x Fulsome Board evaluation process x Continuing education for directors x Dedicated ESG Committee x Shareholder right to call special meetings x Active shareholder engagement program x Majority independent Board x Gender, ethnic and cultural diversity among Board and management

NABORS.COM 23 Best Practices in Compensation Governance What We Do What We Don’t Do x Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and absolute metrics; a significant portion of NEO pay is performance - based or “at risk” No buyout or exchange of underwater options, or repricing of underwater stock options without shareholder approval x Share ownership policy aligns executive officer interests with those of shareholders No excise tax gross - ups in connection with a change - of - control x Cap total shareholder return (“TSR”) Share award payouts No guaranteed bonuses or uncapped incentives x Cap severance payments in our executive agreements Target individual elements of compensation or total compensation to a certain percentile within a peer group x Hold an annual Say - on - Pay vote No automatic share replenishment or “evergreen” provisions in our stock incentive plans x Shareholder engagement program in place with track record of making positive changes in response to shareholder feedback No excessive perquisites without a compelling business rationale x Conduct market referencing of peer group companies, compensation surveys and market data to understand how our aggregate executive compensation compares to competitive norms No excessive employee equity grants (2021 burn rate was 1.74%) x Maintain an independent Compensation Committee No uncapped incentives x Work with an independent compensation consultant No tax gross - ups in any future executive officer agreements

NABORS.COM 24 Board Key Contributions and Skill Matrix Health, Safety and Environment 4 Academia/Education 3 Logistics 1 Technology 4 Manufacturing 3 Investment Banking 4 Financial Literacy / Accounting 7 Finance / Capital Allocation 6 International 7 CEO / Business Head 7 Oil and Gas 6 Drilling 4 Oilfield Services Industry 5 Corporate Governance 7 Public Company Director 7 Risk Management 5 Cyber Security 1

NABORS.COM 25 Peer Comparison Below is a summary of the varied approaches used by Nabors and that of the two proxy advisory firms to determine peers Nabors • Summary of methodology and criteria used to determine peer set (as further described on slide 10 of this proxy supplement): competition from a business/talent perspective within the U.S. listed space, then narrowed through size and scope of business, operational profile (including geographic exposure) and peers of peers and reverse peers tests. Ranges are used • Newly enhanced peer group includes the following 14 companies: Baker Hughes Company, Expro Group Holdings, Flowserve Corporation, Haliburton Company, Helmerich & Payne, National - Oilwell Varco, Noble Corporation, Patterson - UTI Energy, Precision Drilling Corporation, Schlumberger Limited, TechnipFMC, Transocean, Valaris and Weatherford International ISS • Summary of methodology and criteria used to determine peer set (2) : company industry, self - disclosed peers’ industry, size (market value and revenue) within the U.S. domestic issuers space, with connection tests applied based on self - disclosed peers, reverse peers and peer of peers. Priorities, ranges and additional exclusion criteria are used • Latest peer group includes the following 14 companies: Adams Resources & Energy, Arch Resources, Callon Petroleum Company, Comstock Resources, Equitrans Midstream, Helmerich & Payne (1) , Liberty Energy, Murphy Oil Corporation, NuStar Energy, Oceaneering International, Patterson - UTI Energy (1) , Range Resources Corporation, SM Energy Company, Transocean (1) Glass Lewis • Summary of methodology and criteria used to determine peer set (3) : self - disclosed peers, peers of the self - disclosed peers, reverse peers and top peers from company industry and country within the Russell 3000 and S&P/TSX Composite. Size (market value, revenue and assets) and connection tests are then applied. Ranges, weightings and additional exclusion criteria are used • Latest peer group includes the following 15 companies: Archrock , Designer Brands, Genesco, Helix Energy Solutions Group, Helmerich & Payne (1) , Liberty Oilfield Services, National Energy Services Reunited, National - Oilwell Varco (1) , Oceaneering International, Patterson - UTI Energy (1) , ProPetro Holding, RPC, Select Energy Services, The GEO Group, U.S. Silica Holdings (1) Highlighted names denote companies also used by Nabors in its peer set (2) For more information on methodology and criteria used, please refer to https://www.issgovernance.com/file/policy/active/americas/US - Peer - Group - FAQ.pdf (3) For more information on methodology and criteria used, please refer to https://www.glasslewis.com/wp - content/uploads/2020/10/2020 - NA - Compensation - Overview - FAQs.pdf